SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2008

HSW International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2008, HSW International, Inc., or HSWI, and Eastern Advisors Fund LP and Eastern Advisors Offshore Fund Ltd., two qualified institutional buyers, entered into a Stock Purchase Agreement pursuant to which HSWI agreed to sell and the investors agreed to purchase 5.0 million shares of HSWI common stock at a purchase price of $3.68 per share, for an aggregate purchase price of up to $18.4 million before expenses.  The Stock Purchase Agreement allows the investors to request registration of resale of their stock beginning 180 days after closing, if they are not able to sell their shares under Rule 144 at that time.  HSWI expects to close on the sale of this stock no later than March 31, 2008.  A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.21.

In addition, on February 15, 2008, HSWI, via its wholly owned subsidiary INTAC International, Inc., entered into a Share Purchase Agreement with China Trend Holdings Ltd., a British Virgin Islands corporation of which Wei Zhou, CEO and a director and significant stockholder of INTAC prior to its acquisition by HSWI in October 2007, is the sole shareholder.  Mr. Zhou was a director of HSWI from October to December 2007.  Under the Share Purchase Agreement, China Trend Holdings has agreed to acquire certain subsidiaries owned or controlled by INTAC International, the end result of which is the disposition by HSWI to China Trend Holdings of two lines of business, specifically including services related to wireless telephone training and the development and sale of educational software in China, that had been a part of INTAC prior to the merger and that the HSWI has determined are not strategic to its business moving forward.  In connection with the restructuring plan detailed in the Share Purchase Agreement, HSWI will receive 5,000,000 shares of HSWI common stock currently owned by Mr. Zhou.  In addition, it is a condition to the closing, which is expected to occur no later than March 31, 2008, subject to meeting standard closing conditions, that the transferred subsidiaries have $4.5 million in cash at closing.  A copy of the Share Purchase Agreement is attached hereto as Exhibit 2.4.

This Current Report on Form 8-K contains forward-looking statements, including those regarding expected closing of the transactions described above.  Actual results could differ materially.

A copy of a press release announcing the foregoing agreements is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits:

2.4                                                         Share Purchase Agreement between INTAC International, Inc. and Wei Zhou, dated February 15, 2008.

10.21                                             Stock Purchase Agreement between HSW International, Inc. and the investors named therein, dated February 15, 2008.

99.1                                                   Press Release dated February 20, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: February 20, 2008	/s/ Henry N. Adorno
Henry N. Adorno
Vice Chairman